Equipment Rental Agreement

THIS EQUIPMENT RENTAL AGREEMENT dated this 28th day of August, 2012 with an effective date of September 1, 2012 (the “Agreement”)BETWEEN Vitacost.com, Inc. of 5400 Broken Sound Blvd. NW #500, Boca Raton, Florida, 33487 (the "Lessor”), Nutra-Pharma Manufacturing Corp. of N.C. of 130 Lexington Parkway, Lexington, North Carolina (“Lessee”) and Nature's Value, Inc. of 468 Mill Road, Coram, New York, 11727 (the "Guarantor") (the Lessor, Lessee and Guarantor are collectively the "Parties").

IN CONSIDERATION of the mutual covenants and promises in this Agreement, the sufficiency of which the Parties acknowledge, the Lessor leases the Equipment to the Lessee, and the Lessee leases the Equipment from the Lessor on the following terms:

Definitions

1.	The following definitions are used but not otherwise defined in this Agreement:

a.	"Casualty Value" means the market value of the Equipment at the end of the Term or when in relation to a Total Loss, the market value the Equipment would have had at the end of the Term but for the Total Loss. The Casualty Value may be less than but will not be more than the original purchase price of the Equipment.

b.	"Equipment" shall be that equipment listed on Schedule A attached hereto.

c.	"Total Loss" means any loss or damage that is not repairable or that would cost more to repair than the market value of the Equipment.

Lease

2.	The Lessor agrees to lease the Equipment to the Lessee, and the Lessee agrees to lease the Equipment from the Lessor in accordance with the terms set out in this Agreement.

Term

3.	The Agreement commences on the first day of September, 2012 and will be for a term of 60 months (the "Term").

4.	This Agreement will automatically terminate upon (i) the termination of that certain Facility Lease Agreement by and between the Lessor, Lessee and Guarantor; or (ii) upon the exercise of the purchase option pursuant to paragraph 32.

Rent

5.	The total rent for the Equipment will be $300,000.00 annually (the "Rent"). The Rent will be paid in installments of $25,000.00 each month, in advance, beginning on the 1st day of December , 2012 and will be paid on the 5th day of each succeeding month throughout the Term. Guarantor expressly agrees that it will guarantee the obligations of Lessee under this Lease, and, in the event that Lessee dissolves or becomes insolvent, it will be responsible for the Lease, as though the Lease were entered into by Guarantor as Lessee.

Use of Equipment

6.	The Lessee will use the Equipment in a good and careful manner and will comply with all of the manufacturer's requirements and recommendations respecting the Equipment and with any applicable law, whether local, state or federal respecting the use of the Equipment, including, but not limited to, environmental and copyright law.

7.	The Lessee will use the Equipment for the purpose for which it was designed and not for any other purpose.

8.	Unless the Lessee obtains the prior written consent of the Lessor, the Lessee will not alter, modify or attach anything to the Equipment unless the alteration, modification or attachment is easily removable without damaging the functional capabilities or economic value of the Equipment.

9.	Lessee may not remove Equipment from that certain Leased Premises that is the subject of a Facility Lease Agreement by and between Lessee, Lessor and Guarantor, without the prior written consent of Lessor.

Repair of Equipment

10.	Subject to the provisions of paragraph 15, during the term of this lease the Lessee will, at the Lessee's own expense, keep the Equipment in good repair and condition. Lessor is delivering the Equipment to Lessee in good working order and condition and Lessee will return the Equipment to the Lessor in the same condition at the expiration of this lease, normal and reasonable wear and tear excepted. The Lessee will supply all parts that are necessary to keep the Equipment in good working order and condition. To the extent such coverage is assigned to Lessee, Lessee hereby agrees to reimburse Lessor for its proportionate share of all prepaid service contracts covering the Equipment, pro-rated as of the date of this agreement.

11.	If at the end of this lease, the Equipment is not returned to Lessor in accordance with Lessee’s obligations hereunder, Lessor shall give written notice thereof to Lessee. Unless Lessee causes such repairs as may be necessary to comply with its obligations to be completed, or disputes Lessor’s claim within 25 days of receipt of such written notice the Lessor may make such repairs or may cause such repairs to be made as are necessary to put the Equipment in the condition required under this lease. The Lessor will make the said repairs within a reasonable time of taking possession of the Equipment and will give the Lessee written notice of and invoices for the said repairs. Then the Lessee will reimburse the Lessor for the actual expense of said repairs.

12.	The Lessee may, but is not obligated to, enforce any warranty that the Lessor has against the supplier or manufacturer of the Equipment. The Lessee will enforce such warranty or indemnity in its own name and at its own expense.

Representations and Warranties

13.	Lessor represents and warrants that (i) it is the owner of the Equipment, free and clear of all liens and encumbrances; (ii) it has the right and authority to enter into this agreement; (iii) entering into this agreement will not constitute a breach of any agreement to which Lessor is a party nor does it require the consent of any third party (iv) upon delivery the Equipment will be in good working order and condition, of merchantable quality and fit for its intended purpose.

Loss and Damage

14.	To the extent permitted by law, the Lessee will be responsible for risk of loss, theft, damage or destruction to the Equipment from any and every cause.

15.	If the Equipment is lost or damaged, the Lessee will continue paying Rent, will provide the Lessor with prompt written notice of such loss or damage and will, if the Equipment is repairable, put or cause the Equipment to be restored to good repair and condition.

16.	In the event of Total Loss of the Equipment, the Lessee will continue paying Rent, will provide the Lessor with prompt written notice of such loss and will, with the proceeds of the insurance policies referenced in paragraph 20 replace the Equipment with encumbrance-free Equipment of like model, type, configuration and quality.

Ownership, Right to Lease and Quiet Enjoyment

17.	The Equipment is the property of the Lessor and will remain the property of the Lessor unless and until Lessee shall exercise the option to purchase pursuant to paragraph 32.

18.	The Lessee will not encumber the Equipment or allow the Equipment to be encumbered or pledge the Equipment as security in any manner.

19.	The Lessor warrants that as long as no Event of Default has occurred, the Lessor will not disturb the Lessee's quiet and peaceful possession of the Equipment or the Lessee's unrestricted use of the Equipment for the purpose for which the Equipment was designed.

Insurance

20.	The Lessee will, during the whole of the Term and for as long as the Lessee has possession of the Equipment, take out, maintain and pay for insurance against loss of and damage to the Equipment for the full replacement value of the Equipment and will name the Lessor as an additional insured.

21.	Lessor will be named as an additional insured under all insurance policies so that both the Lessor and the Lessee will be protected from liability and will provide primary and non-contributing coverage for the Lessor. The insurance policy will have a provision that it will not be modified or cancelled unless the insurer provides the Lessor with thirty (30) days written notice stating when such modification or cancellation will be effective.

22.	Upon written demand by the Lessor, the Lessee will provide the Lessor with an original policy or certificate evidencing such insurance.

23.	If the Lessee fails to maintain and pay for such insurance, after 25 days written notice to Lessee the Lessor may, but is not obligated to, obtain such insurance, but if the Lessor does obtain such insurance, the Lessee will pay to the Lessor the cost of such insurance upon notification from the Lessor of the amount.

Indemnity

24.	The Lessee will indemnify and hold harmless the Lessor against any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including attorney's fees and costs, (“Liabilities”) arising out of or related to the Lessee's use of the Equipment except to the extent such Liabilities arise by reason of a defect in the Equipment that existed on the date hereof.

Default

25.	The occurrence of any one or more of the following events will constitute an event of default ("Event of Default") under this Agreement:

a.	The Lessee fails to pay any amount provided for in this Agreement when such amount is due or otherwise breaches the Lessee's obligations under this Agreement which is not cured within 25 days of receipt of written notice of such breach.

b.	The Lessee becomes insolvent or makes an assignment of rights or property for the benefit of creditors or files for or has bankruptcy proceedings instituted against it under the Federal bankruptcy law of the United States or other competent jurisdiction.

c.	A writ of attachment or execution is levied on the Equipment and is not released or satisfied within 10 days.

Remedies

26.	On the occurrence of an Event of Default, the Lessor will be entitled to pursue any one or more of the following remedies (the "Remedies"):

a.	If the Event of Default is an Event of Default as defined in paragraph 25(a) of this Agreement, the Lessor may, in its sole discretion, offset the defaulted payment amounts against any outstanding invoices it has with the Guarantor.

b.	Commence legal proceedings to recover the Rent and other obligations accrued before and after the Event of Default.

c.	Take possession of the Equipment, without demand or notice, wherever same may be located, without any court order or other process of law. The Lessee waives any and all damage occasioned by such taking of possession.

d.	Terminate this Agreement immediately upon written notice to the Lessee.

e.	Pursue any other remedy available in law or equity.

Assignment

27.	OTHER THAN TO THE GUARANTOR, THE LESSEE WILL NOT ASSIGN THIS AGREEMENT, THE LESSEE'S INTEREST IN THIS AGREEMENT OR THE LESSEE'S INTEREST IN THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR.

28.	If the Lessee assigns this Agreement, other than to the Guarantor the Lessee's interest in this Agreement or the Lessee's interest in the Equipment without the prior written consent of the Lessor, the Lessor will have recourse to the Remedies and will be entitled to all damages caused by the assignment.

29.	THE LESSOR WILL NOT ASSIGN THIS AGREEMENT, THE LESSOR'S INTEREST IN THIS AGREEMENT OR THE LESSOR'S INTEREST IN THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSEE. THE LESSOR WILL NOT ASSIGN OR TRANSFER THE LESSOR'S RIGHT TO COLLECT RENT OR ANY OTHER FINANCIAL OBLIGATION OF THE LESSEE.

30.	If the Lessor assigns this Agreement, the Lessor's interest in this Agreement or the Lessor's interest in the Equipment, the Lessee will be entitled to terminate this Agreement without penalty.

Additional Documents

31.	Upon written demand by the Lessor, the Lessee will execute and deliver to the Lessor documents required by the Lessor to protect the Lessor's interest in the Equipment including, but not limited to, the documents necessary to file a UCC financing statement.

Additional Clauses

32.	Lessor and Lessee agree that the market value of the equipment at August 28, 2012 is One Million Eight Hundred Fifty Thousand Dollars ($1,850,000). Lessee shall have the right to purchase the Equipment at any time after September 1, 2013 for a purchase price equal to the market value of the equipment at August 28, 2012 less the cumulative amount of Rent payments actually received by the Lessor pursuant to the terms of this Agreement. In order for Lessee to have the right to exercise this purchase option, the manufacturing agreement between the Lessor and Lessee must be in full force and in effect, and the Lessor must not have provided prior notice of termination, in order for the Lessee to exercise the purchase option.

33.	In the event that the Lessee or Guarantor receives a cash incentive from the state of North Carolina to purchase equipment in connection with a purchase of manufacturing facilities, the Parties hereby agree that such incentive, if available, shall be first used to purchase the Equipment.

Entire Agreement

34.	This Agreement will constitute the entire agreement between the Parties. Any prior understanding or representation of any kind preceding the date of this Agreement will not be binding on either Party except to the extent incorporated in this Agreement.

Address for Notice

35.	Service of all notices under this Agreement will be delivered personally or sent by registered mail or courier to the following addresses:

Lessor: Vitacost.com, Inc., 5400 Broken Sound Blvd. NW #500, Boca Raton , Florida 33487.

Lessee: Nutra-Pharma Manufacturing Corp. of N.C., 130 Lexington Parkway, Lexington, North Carolina.

Guarantor: Nature's Value, Inc., 468 Mill Road, Coram, New York, 11727.

Payment

36.	All dollar amounts in this agreement refer to U.S. dollars, and all payments required to be paid under this Agreement will be paid in U.S. dollars unless the Parties agree otherwise.

Interest

37.	Interest payable on any overdue amounts under this Agreement will be at a rate of 12% percent per annum or at the maximum rate allowed under applicable legislation, whichever is lower.

Interpretation

38.	Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Governing Law

39.	It is the intention of the Parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of Florida (the "State"), without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability

40.	If there is a conflict between any provision of this Agreement and the applicable legislation of the State (the "Act"), the Act will prevail and such provisions of the Agreement will be amended or deleted as necessary in order to comply with the Act. Further, any provisions that are required by the Act are incorporated into this Agreement.

41.	If there is a conflict between any provision of this Agreement and any form of Agreement prescribed by the Act, that prescribed form will prevail and such provisions of the Agreement will be amended or deleted as necessary in order to comply with that prescribed form. Further, any provisions that are required by that prescribed form are incorporated into this Agreement.

42.	In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions will nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement and the remaining provisions had been executed by both Parties subsequent to the expungement of the invalid provision.

General Terms

43.	This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

44.	This Agreement will extend to and be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and permitted assigns, as the case may be, of each Party to this Agreement.

45.	Neither Party will be liable in damages or have the right to terminate this Agreement for any delay or default in performance if such delay or default is caused by conditions beyond its control including, but not limited to Acts of God, Government restrictions, wars, insurrections, natural disasters, such as earthquakes, hurricanes or floods and/or any other cause beyond the reasonable control of the Party whose performance is affected.

Notice to Lessee

46.	NOTICE TO THE LESSEE: This is a lease. You are not buying the Equipment. Do not sign this Lease before you read it. You are entitled to a completed copy of this Agreement when you sign it.

IN WITNESS WHEREOF the Parties to this Lease have duly affixed their signatures under hand and seal, or by a duly authorized officer under seal, on this 28th day of August, 2012.

Vitacost.com, Inc. (Lessor)

/s/ Jeffrey J. Horowitz
By:	Jeffrey J. Horowitz
Its:	Chief Executive Officer

Nutra-Pharma manufacturing Corp. (Lessee)

/s/ Oscar Ramjeet
By:	Oscar Ramjeet
Its:	President

Nature's Value, Inc. (Guarantor)

/s/ Oscar Ramjeet
By:	Oscar Ramjeet
Its:	President